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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 19 to Registration Statement No. 33-19946 of Hartford Life Insurance Company DC Variable Account I and Hartford Life Insurance Company Separate Account Two of our report dated February 19, 2003, relating to the financial statements of Hartford Life Insurance Company, and of our report dated February 21, 2003, relating to the financial statements of Hartford Life Insurance Company DC Variable Account I and Hartford Life Insurance Company Separate Account Two, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Public Accountants" in such Statement of Additional Information.

Deloitte & Touche LLP

Hartford, Connecticut

April 7, 2003